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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                               April 17, 2002

Conductus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19915	77-0162388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
969 W. Maude Avenue, Sunnyvale, CA (Address of principal executive offices)	94085 (Zip Code)

Registrant's telephone number, including area code                              (408) 523-9950

Inapplicable
(Former name or former address if changed since last report)

Item 5. Other Events.

        As previously reported, on July 17, 2001, ISCO International, Inc. ("ISCO") filed a complaint in the United District Court for the District of Delaware against Conductus, Inc. (the "Company") alleging that the Company's current base station front-end systems containing cryogenically cooled superconducting filters infringe ISCO's U.S. Patent No. 6,263,215, entitled "Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems," which was issued on July 17, 2001.

        On March 26, 2002, ISCO attempted to add claims of infringement of two additional patents to its complaint by way of an amended Answer and Counterclaim. The two patents U.S. Patent No. 6,203,340 for "Cryoelectronic Receiver Front End For Mobile Radio Systems," issued March 20, 2001 and U.S. Patent No. 6,104,934 for "Cryogenic Receiver Front End," issued August 15, 2000, direct their claims to tower-mounted applications of cryogenic receiver front-end systems. Both the Company and co-defendant Superconductor Technologies, Inc. objected to the addition of the new claims and asked the Court to strike or dismiss them.

        On April 17, 2002, the Court dismissed the additional claims. The effect of this dismissal is that the litigation will proceed on its original schedule, and will not address claims directed to the additional patents.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUCTUS, INC.
	By:	/s/ Charles E. Shalvoy Charles E. Shalvoy President and Chief Executive Officer
Dated: April 22, 2002

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  Item 5. Other Events.
SIGNATURES